UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2013

Invesco Mortgage Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34385	262749336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE

Atlanta, GA 30309

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 12, 2013, IAS Operating Partnership LP (the “Operating Partnership”), a subsidiary of Invesco Mortgage Capital Inc. (the “Company”), issued $350,000,000 in aggregate principal amount of its 5.00% Exchangeable Senior Notes due 2018. Subsequently, on March 15, 2013, upon the exercise in full by the initial purchasers of such notes (the “Initial Purchasers”) of their option to purchase additional notes, the Operating Partnership issued $50,000,000 in aggregate principal amount of the notes (for a total of $400,000,000 in aggregate principal amount of the notes (collectively, the “Notes”)). The Company is the sole general partner of the Operating Partnership and directly or indirectly conducts all of its business activities through the Operating Partnership and its subsidiaries.

The terms of the Notes are governed by an indenture, dated as of March 12, 2013 (the “Indenture”), by and among the Operating Partnership, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture, including the form of the Note and the guarantee, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The Notes, including the guarantee, and the shares of common stock, par value $0.01 (the “Common Stock”), of the Company issuable upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On March 12, 2013, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement not later than July 10, 2013 covering resales of the Common Stock, if any, issuable upon exchange of the Notes;

•	use its commercially reasonable efforts to cause the registration statement to be declared effective by October 8, 2013; and

•	use its commercially reasonable efforts to keep the registration statement effective to and including the earlier of:

•	the sale by holders of all shares of the Common Stock issuable upon exchange of the Notes; and

•	one year after the last date that Notes have been exchanged for shares of Common Stock.

In lieu of filing a shelf registration statement and causing such registration statement to be declared effective, the Company may designate, no later than June 10, 2013, a well known seasoned issuer automatic shelf registration statement to be used for resales of the Common Stock, if any, issuable upon exchange of the Notes. In such event, the Company has agreed that it will use its commercially reasonable efforts to file a supplement to the underlying prospectus in that shelf registration statement, if necessary, to cover such resales of the Common Stock no later than September 8, 2013.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Neither the Notes nor the shares of the Common Stock of the Company that may be issued upon exchange thereof have been registered under the Securities Act. Neither the Notes nor the Common Stock that may be issued upon exchange thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2013 and March 15, 2013, the Operating Partnership issued $350,000,000 and $50,000,000, respectively, in aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Operating Partnership and rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Operating Partnership’s existing and future unsecured indebtedness that is not so subordinated, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of the Operating Partnership’s subsidiaries as well as to any of the Operating Partnership’s existing or future indebtedness that may be guaranteed by any of its subsidiaries (to the extent of any such guarantee). The Operating Partnership’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Company.

The Notes bear interest at 5.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2013. The Notes are exchangeable into shares of Common Stock at an initial exchange rate of 42.0893 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances. The initial exchange rate is equivalent to an exchange price of approximately $23.76 per share, representing an approximately 15% premium to the last reported sale price of the Common Stock on March 6, 2013, which was $20.66 per share.

The Operating Partnership may not redeem the Notes prior to their maturity. However, the Operating Partnership may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to holders of the Notes. Any Notes purchased by the Operating Partnership will be retired and no longer outstanding under the Indenture.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a fundamental change for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

•

any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity (unless at least 90% of the consideration received by holders of the Common Stock in such transaction consists of publicly traded securities and as result of such transaction, the Notes become exchangeable for or by reference to such publicly traded securities);

•

the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of Company’s subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis, to another person (other than any of the Company’s subsidiaries) (unless, in all cases above, at least 90% of the consideration received by holders of the Common Stock in such transaction consists of publicly traded securities and as result of such transaction, the Notes become exchangeable for or by reference to such publicly traded securities);

•

the Operating Partnership’s or the Company’s partners or shareholders, as applicable, approve any plan or proposal for the liquidation or dissolution of the Operating Partnership or the Company, respectively (other than, in the case of the Company, in a transaction described in the second bullet point above);

•

the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the general partner of the Operating Partnership or ceases to directly or indirectly control the Operating Partnership; or

•	the Common Stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable. The Indenture provides that each of the following events would constitute an “Event of Default”:

•	default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

•	default in the payment of the principal of the Notes, or any repurchase price or redemption price due with respect to the Notes, when due and payable;

•	failure to satisfy its obligations upon an exchange of Notes in accordance with the Indenture, and such failure continues for five (5) business days;

•	failure to comply with obligations related to a merger, consolidation or sale;

•	failure to provide timely notice in connection with a fundamental change;

•

failure for sixty (60) days after written notice of default from the trustee or holders of at least 25% in principal amount of the Notes then outstanding has been received by the Operating Partnership or the Company to comply with any of the Operating Partnership’s or the Company’s agreements contained in the Notes or in the Indenture;

•

failure to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Operating Partnership or of the Company, as the case may be, or any of the Operating Partnership’s or the Company’s, as the case may be, subsidiaries in an aggregate amount greater than $25,000,000;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Company, the Operating Partnership or any significant subsidiary.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 12, 2013, by and among IAS Operating Partnership LP, as issuer, Invesco Mortgage Capital Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of 5.00% Exchangeable Senior Notes due 2018 and the related guarantee.

10.1	Registration Rights Agreement, dated March 12, 2013, among IAS Operating Partnership LP, Invesco Mortgage Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release issued by Invesco Mortgage Capital Inc. on March 5, 2013.

99.2	Press Release issued by Invesco Mortgage Capital Inc. on March 6, 2013.

99.3	Press Release issued by Invesco Mortgage Capital Inc. on March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.

March 15, 2013	By:	/s/ Donald R. Ramon
Name: Donald R. Ramon
Title: Chief Financial Officer

Exhibit Number	Description

4.1	Indenture, dated March 12, 2013, by and among IAS Operating Partnership LP, as issuer, Invesco Mortgage Capital Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of 5.00% Exchangeable Senior Notes due 2018 and the related guarantee.

10.1	Registration Rights Agreement, dated March 12, 2013, among IAS Operating Partnership LP, Invesco Mortgage Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release issued by Invesco Mortgage Capital Inc. on March 5, 2013.

99.2	Press Release issued by Invesco Mortgage Capital Inc. on March 6, 2013.

99.3	Press Release issued by Invesco Mortgage Capital Inc. on March 15, 2013.